SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  ( )

	Amendment No.  1 									(X)

	KIEWIT INVESTMENT TRUST
	(Exact Name of Registrant as Specified in Charter)

         1000 Kiewit Plaza, Omaha, NE  68131-3374
	(Address of Principal Executive Offices (Zip Code)

Registrant's Telephone Number, Including Area Code (402) 342-2052

  Kenneth D. Gaskins, Esq., 1000 Kiewit Plaza, Omaha, NE  68131-3374
	(Name and Address of Agent for Service of Process)



	_______________

Please Send Copy of Communications to:

Joseph V. Del Raso, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103














KIEWIT INVESTMENT TRUST
Kiewit Money Market Series
Kiewit Government Money Market Series
Kiewit Short-Term Government Series
Kiewit Intermediate-Term Bond Series
Kiewit Tax-Exempt Series
Kiewit Equity Series

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form
N-1A.

Item 4.   General Description of Registrant

(a)(i) Kiewit Investment Trust (the "Trust") is an open-end management investment company organized as a Delaware business trust on January 23, 1997 and registered under the Investment Company Act of 1940 (the "1940 Act"). The Trust issues six series, each of which operates as a diversified, open-end management investment company and represents a separate class of the Trust's shares of beneficial interest: Kiewit Money Market Series, Kiewit Government Money Market Series, Kiewit Short-Term Government Series, Kiewit Intermediate-Term Bond Series, Kiewit Tax-Exempt Series, and Kiewit Equity Series (referred to herein collectively as the "Series" and individually as a "Series"). Kiewit Investment Management Corp. (the "Manager") serves as investment manager of each Series.

The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of each Series is not fundamental and may be changed by the Board of Trustees without shareholder approval. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

(a)(ii) Investment Objectives and Policies

Kiewit Money Market Series

The investment objective of the Kiewit Money Market Series is to provide high current income while maintaining a stable share price by investing in short-term money market securities. The Series invests in U.S. dollar-denominated money market instruments that mature in 13 months or less, maintains an average weighted maturity of 90 days or less and limits its investments to those which the Board of Trustees determines present minimal credit risks.

The Series will invest in the following money market obligations issued by financial institutions, nonfinancial corporations, and the U.S. Government, state and municipal governments and their agencies or instrumentalities:

(1)	United States Treasury obligations including bills, notes,
bonds and other debt obligations issued by the United States
Treasury. These securities are backed by the full faith and credit of the U.S. Government.

(2)	Obligations of agencies and instrumentalities of the U.S.
Government which are supported by the full faith and credit of the U.S. Government, such as securities of the Government National Mortgage Association, or which are supported by the right of the issuer to borrow from the U.S. Treasury, such as securities issued by the Federal Financing Bank; or which are supported by the credit of the agency or instrumentality itself, such as securities of Federal Farm Credit Banks.

(3)	Repurchase agreements that are fully collateralized by the
securities listed in (1) and (2) above.

(4)	Commercial paper rated in the two highest categories of
short-term debt ratings of any two Nationally Recognized
Statistical Ratings Organizations ("NRSROs"), (such as
Moody's Investor Services, Inc. and Standard & Poor's Rating
Services) or, if unrated, issued by a corporation having outstanding comparable obligations that are rated in the two highest categories of short-term debt ratings.

(5)	Corporate obligations having a remaining maturity of 397
calendar days or less, issued by corporations having outstanding comparable obligations that are (a) rated in the two highest categories of any two NRSROs or (b) rated no lower than the two highest long-term debt ratings categories by any NRSRO.

(6)	Obligations of U.S. banks, such as certificates of deposit,
time deposits and bankers acceptances. The banks must have total assets exceeding $1 billion.

(7)	Short-term Eurodollar and Yankee obligations of banks having total assets exceeding one billion dollars. Eurodollar bank obligations are dollar-denominated certificates of deposit or time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks or by foreign banks; Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks.

The Series will not invest more than 5% of its total assets in the securities of a single issuer. With respect to any security rated in the second highest rating category by an NRSRO, the Series will not invest more than (i) 1% of its total assets in such securities issued by a single issuer and (ii) 5% of its total assets in such securities of all issuers. Up to 10% of the Series' net assets may be invested in "restricted" and other illiquid money market securities, which are not freely marketable or which are not freely marketable under the Securities Act of 1933 (the "1933 Act").

The Series may invest in repurchase agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller--a U.S. commercial bank or recognized U.S. securities dealer--sells securities to the Series and agrees to repurchase the securities at the Series' cost plus interest within a specified period (normally one day). In these transactions, the securities purchased by the Series will have a total value equal to or in excess of the value of the repurchase agreement, and will be held by the Series' custodian bank until repurchased. Under the Investment Company Act of 1940 (the "1940 Act"), a repurchase agreement is deemed to be the loan of money by the Series to the seller, collateralized by the underlying securities.

Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee) obligations are subject to certain sovereign risks. One such risk is the possibility that a foreign government might prevent dollar-denominated funds from flowing across its borders. Other risks include: adverse political and economic developments in a foreign country; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding taxes; and expropriation or nationalization of foreign issuers. However, Eurodollar and Yankee obligations will undergo the same credit analysis as domestic issues in which the Series invests, and foreign issuers will be required to meet the same tests of financial strength as the domestic issuers approved for the Series.

Kiewit Government Money Market Series

The investment objective of the Kiewit Government Money Market Series is to provide as high a level of current income as is consistent with maintaining a stable share price and a rating in the highest category of short-term debt ratings by an NRSRO by investing in securities issued by the U.S. government, its agencies or instrumentalities. The Series invests in U.S. dollar-denominated money market instruments that mature in 13 months or less and will maintain an average weighted maturity of 60 days or less.

The Series will invest in the following money market obligations issued by the U.S. government, its agencies or instrumentalities:

(1)	United States Treasury obligations including bills, notes,
bonds and other debt obligations issued by the United States
Treasury. These securities are backed by the full faith and credit of the United States government

(2)	Obligations of agencies and instrumentalities of the U.S.
Government which are supported by the full faith and credit of the U.S. Government, such as securities of the Government National Mortgage Association, or which are supported by the right of the issuer to borrow from the U.S. Treasury, such as securities issued by the Federal Financing Bank; or which are supported by the credit of the agency or instrumentality itself, such as securities of Federal Farm Credit Banks.

(3)	Repurchase agreements that are fully collateralized by the
securities listed in (1) and (2) above.

The Series has and will maintain an AAAm credit rating from Standard & Poor's Rating Group. The AAAm credit rating indicates that the Series is composed exclusively of investments that are rated AAA and/or eligible short-term investments.

The Series may invest in repurchase agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller--a U.S. commercial bank or recognized U.S. securities dealer--sells securities to the Series and agrees to repurchase the securities at the Series' cost plus interest within a specified period (normally one day). In these transactions, the securities purchased by the Series will have a total value equal to or in excess of the value of the repurchase agreement, and will be held by the Series' custodian bank until repurchased. Under the Investment Company Act of 1940 (the "1940 Act"), a repurchase agreement is deemed to be the loan of money by the Series to the seller, collateralized by the underlying securities.

Kiewit Short-Term Government Series

The investment objective of the Kiewit Short-Term Government Series is to provide investors with as high a level of current income as is consistent with the maintenance of principal and liquidity. The Series invests at least 65% of its assets in U.S. Treasury securities and U.S. Government agency securities. The Series may also invest in repurchase agreements collateralized by U.S. Treasury or U.S. Government agency securities. In an effort to minimize fluctuations in market value, the Series will maintain a dollar weighted-average maturity between one and three years.

U.S. Government agency securities are debt obligations of agencies and instrumentalities of the U.S. Government which are supported by the full faith and credit of the U.S. Government, such as securities of the Government National Mortgage Association; or which are supported by the right of the issuer to borrow from the U.S. Treasury, such as securities issued by the Federal Financing Bank; or which are supported by the credit of the agency or instrumentality itself, such as securities of Federal Farm Credit Banks.

Kiewit Intermediate-Term Bond Series

The investment objective of the Kiewit Intermediate-Term Bond Series is to provide as high a level of current income as is consistent with reasonable risk. It seeks to achieve its objective by investing substantially all of its total assets in a diversified portfolio of the following investment grade debt securities: U.S. Treasury and U.S. Government agency securities, mortgage-backed securities, asset-backed securities and corporate bonds. The Series may also invest in repurchase agreements collateralized by U.S. Treasury and U.S. Government agency securities and other short-term debt securities. Under normal circumstances, the Series will have an average effective maturity (i.e., the market value weighted average time to repayment of principal) of between three and ten years.

Debt securities rated by an NRSRO, in the lowest investment grade debt category, have speculative characteristics; a change in economic conditions could lead to a weakened capacity of the issuer to make principal and interest payments. To the extent that the rating of a debt obligation held by the Series falls below investment grade, the Series, as soon as practicable, will dispose of the security, unless such disposal would be detrimental to the Series in light of market conditions.

The Series may invest in both fixed and variable or floating rate instruments. Variable and floating rate securities bear interest at rates which vary with changes in specified market rates or indices, such as a Federal Reserve composite index. The interest rate on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such securities may not accurately reflect existing market interest rates. Some of these securities carry a demand feature which permits the Series to sell them during a predetermined time period at par value plus accrued interest.
The demand feature is often backed by a credit instrument, such as a letter of credit, or by a creditworthy insurer. The Series may rely on such instrument or the creditworthiness of the insurer in purchasing a variable or floating rate security.

Kiewit Tax-Exempt Series

The investment objective of the Kiewit Tax-Exempt Series is to provide as high a level of current income exempt from federal income tax as is consistent with reasonable risk. Because of this emphasis, capital appreciation is not an investment objective. The Series pursues its objective by investing primarily in municipal obligations whose interest is, in the opinion of counsel to the issuer, exempt from federal income tax.
 As a fundamental policy, the Series will normally invest at least 80% of its net assets in securities the interest on which is exempt from federal income tax, including the alternative minimum tax. However, the Series may invest up to 20% of its net assets in municipal securities, the interest on which is a preference item for purposes of the federal alternative minimum tax ("AMT bonds"). When the Manager is unable to locate investment opportunities with desirable risk/reward characteristics, the
Series may invest up to 20% of its net assets in the following: cash, cash equivalent short-term obligations, certificates of deposit, commercial paper, obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, and repurchase agreements.

Municipal obligations are issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities to raise money for various public purposes. Municipal obligations consist of general obligation bonds, revenue bonds and notes. General obligation bonds are backed by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest and are considered the safest type of municipal investment. Revenue bonds are backed by revenues derived from a specific project, facility or revenue source. At times, the Series may invest more than 25% of the value of its assets in industrial development bonds, a type of revenue bond. Although issued by a public authority, some industrial revenue bonds may be backed only by the credit and security of a private issuer and may involve greater credit risk. Municipal notes are issued to finance short-term capital needs of a municipality and include tax and revenue anticipation notes, bond anticipation notes and commercial paper. Municipal obligations bear fixed, floating and variable rates of interest.

AMT bonds are tax-exempt "private activity" bonds issued after August 7, 1986, whose proceeds are directed at least in part to a private, for-profit organization. While the income from AMT bonds is exempt from regular federal income tax, it is a tax preference item for purposes of the alternative minimum tax. The alternative minimum tax is a special separate tax that applies to a limited number of taxpayers who have certain adjustments to income or tax preference items.

The Series also may invest up to 5% of its total assets in the following municipal-based obligations: municipal lease obligations, inverse floaters, tender option bonds, when-issued securities and zero coupon bonds. See Item 13 below for a discussion of these types of investments.

The Series may invest in the various types of municipal securities in any proportion. Although the Series does not currently intend to do so on a regular basis, it may invest more than 25% of its assets in tax-exempt securities that are repayable out of revenue streams generated from economically related projects or facilities, if such investment is deemed necessary or appropriate by the Manager. To the extent that the Series' assets are concentrated in tax-exempt securities payable from revenues on economically related projects and facilities, the Series will be subject to the risks presented by such projects to a greater extent than it would be if the Series' assets were not so concentrated.

The Series will invest only in investment grade obligations, or if unrated, in obligations that the Manager determines to be of comparable quality. The Series will have an average effective maturity (i.e., the market value weighted average time to repayment of principal) of between three and ten years.

Kiewit Equity Series

The investment objective of the Kiewit Equity Series is to achieve long-term capital appreciation. The Series invests primarily in a diversified portfolio of equity securities, including common stocks, preferred stocks and securities convertible into common stock, which, in the Manager's opinion, are undervalued in the marketplace at the time of purchase. Dividend income is an incidental consideration compared to growth in capital. In selecting securities for the Series, the Manager may evaluate factors it believes are likely to affect long-term capital appreciation such as the issuer's background, industry position, historical returns on equity and experience and qualifications of the management team. The Manager may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle. Under normal conditions, at least 65 percent of the Series' net assets will be invested in equity securities.

The Series invests in equity securities only if they are listed on registered exchanges or actively traded in the over-the-counter market. Under normal circumstances the Series, to the extent not invested in the securities described above, may invest in investment grade securities issued by corporations and U.S. Government securities. In order to meet liquidity needs, the Series may hold cash reserves and invest in money market instruments (including securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers acceptances issued by banks or savings and loan associations, and commercial paper) rated at time of purchase in the top two categories by an NRSRO or determined to be of comparable quality by the Manager at the time of purchase.

The Series may also purchase and sell American Depository Receipts ("ADRs"). ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. Generally, ADRs in registered form are designed for use in the U.S. securities markets. The Series may invest in ADRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depository, whereas a depository may establish an unsponsored facility without participation of the issuer of the deposited security. The Series does not consider any ADR purchase to be foreign. Holders of unsponsored ADRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.
 Therefore, there may not be a correlation between information concerning the issuer of the security and the market value of an unsponsored ADR.

The Series may invest in convertible securities issued by U.S. companies. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed-income stream, a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. Common stock acquired by the Series upon conversion of a convertible debenture will generally be held for so long as the Manager anticipates such stock will provide the Series with opportunities which are consistent with the Series' investment objective and policies.

For temporary defensive purposes when the Manager determines that market conditions warrant, the Series may invest up to 100% of its assets in the money market instruments described above and other short-term debt instruments that are rated, at the time of purchase, investment grade, and may hold a portion of its assets in cash.

Item 4(b) Other Investment Policies

Other Registered Investment Companies: Each Series reserves the right to invest in the shares of other registered investment companies. By investing in shares of investment companies, a Series would indirectly pay a portion of the operating expenses, management expenses and brokerage costs of such companies as well as the expense of operating the Series. Thus, the Series' investors may pay higher total operating expenses and other costs than they might pay by owning the underlying investment companies directly. The Manager will attempt to identify investment companies that have demonstrated superior management in the past, thus possibly offsetting these factors by producing better results and/or lower expenses than other investment companies with similar investment objectives and policies. There can be no assurance that this result will be achieved. However, the Manager will waive its advisory fee with respect to the assets of a Series invested in other investment companies, to the extent of the advisory fee charged by any investment adviser to such investment company. In addition, the 1940 Act limits investment by a Series in shares of other investment companies to no more than 10% of the value of the Series' total assets.

Securities Loans: Each Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of a Series. The value of securities loaned may not exceed 33 1/3% of the value of a Series' total assets. In connection with such loans, a Series will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Series will be able to terminate the loan at any time, will retain the authority to vote the loaned securities and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities. Management believes that this risk can be controlled through careful monitoring procedures.

Reverse Repurchase Agreements: A Series may enter into reverse repurchase agreements with banks and broker-dealers. Reverse repurchase agreements involve sales by a Series of its assets concurrently with an agreement by the Series to repurchase the same assets at a later date at a fixed price. A Series will establish a segregated account with its custodian bank in which it will maintain cash, U.S. government securities or other liquid obligations equal in value to its obligations with respect to reverse repurchase agreements.

Options: The Kiewit Short-Term Government Series, Kiewit Intermediate-Term Bond Series and Kiewit Equity Series each may sell and/or purchase exchange-traded call options and purchase exchange-traded put options on securities in their portfolios. Options will be used to generate income and to protect against price changes and will not be engaged in for speculative purposes. The aggregate value of option positions may not exceed 10% of each Series' net assets as of the time the Series enters into such options.

A put option gives the purchaser of the option the right to sell, and the writer the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. There are risks associated with option transactions including the following: (i) the success of an options strategy may depend on the ability of the Manager to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect correlation between the changes in market value of the securities held by a Series and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while a Series will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

Item 4(c)  Risk Factors - All Series

Each Series has reserved the right to borrow amounts not exceeding 33% of its net assets for the purposes of making redemption payments. When advantageous opportunities to do so exist, a Series may also borrow amounts not exceeding 5% of the value of the Series' net assets for the purpose of purchasing securities. Such purchases can be considered to result in "leveraging", and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. A Series would incur interest on the amount borrowed and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series may be further reduced as a result of leveraging.

In addition, each Series may invest in repurchase agreements and reverse repurchase agreements. The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Series may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the bankruptcy code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Series and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Series may not be able to substantiate its interest in the underlying securities. While the Trust's management acknowledges these risks, it is expected that they can be controlled through stringent security selection and careful monitoring. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Series may decline below the price of the securities the Series has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or become insolvent, the Series' use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Series' obligation to repurchase the securities. Reverse repurchase agreements are considered borrowings by the Series and as such are subject to the investment limitations discussed above.

The mortgage-backed and asset-backed securities in which the Kiewit Intermediate-Term Bond Series may invest differ from conventional bonds in that principal is paid back over the life of the security rather than at maturity. As a result, the holder of those types of securities (the Series) receives monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing prepayments on the underlying mortgages or assets. Such prepayments occur more frequently during periods of declining interest rates. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest which is lower than the rate on the existing mortgage-backed and asset-backed securities. For this reason, these securities may be less effective than other types of securities as a means of "locking in" long-term interest rates.

The market value of mortgage securities, like other debt securities, generally varies inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, mortgage securities, due to changes in the rates of prepayments on the underlying mortgages, may experience less capital appreciation in declining interest rate environments and greater capital losses in periods of increasing interest rates than other investments of comparable maturities.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holders' principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal increases current and total returns and accelerates the recognition of income which, when distributed to shareholders, is taxable as ordinary income.

Item 5.	Management of the Trust

(a)	The Trust was organized as a Delaware business trust.  Under
Delaware law, the Trust's Board of Trustees is responsible for establishing Trust policies and for overseeing the management of the Trust.

(b)(i)	Kiewit Investment Management Corp. (the "Manager"),
1000 Kiewit Plaza, Omaha, NE 68131-3374, serves as the investment manager to each of the Series. The Manager was organized in 1994 for the purpose of providing investment management services to Kiewit Mutual Fund ("KMF") which currently has approximately one billion dollars under management. The Manager is an indirect, wholly-owned subsidiary of Peter Kiewit Sons', Inc., a construction, mining and telecommunications company.

(b)(ii)	Pursuant to an investment management agreement with the
Trust with respect to each Series, the Manager manages the investment and reinvestment of their assets. The Manager also provides the Trust with records concerning the Manager's activities which the Trust is required to maintain and renders regular reports to the Trust's officers and the Board of Trustees. The Manager also selects brokers and dealers to effect securities transactions.

(b)(iii)	Under the investment management agreement for each
Series, the monthly fees of the Series are at the following annual rates of their average monthly net assets: Kiewit Money Market Series .20%; Kiewit Short-Term Government Series .30%; Kiewit Intermediate-Term Series .40%; Kiewit Tax-Exempt Series
 .40%; Kiewit Equity Series .70% and Kiewit Government Money
Market Series .20%.

(c)	Mr. P. Greggory Williams manages the investments of the
Kiewit Short-Term Government Series and co-manages the Kiewit Equity Series. Mr. Williams is the Chief Investment Officer and a Vice President of the Manager, Chief Financial Officer and a Vice President of the Fund and a Chartered Financial Analyst. From June 1983 to December 1986, he served as Assistant Vice President-Investments at Mutual of Omaha Fund Management Company.
 His duties included managing three investment companies. From December 1986 to November 1990, Mr. Williams served as Senior Vice President and Chief Investment Officer of Jefferson National Life Insurance Company in Indianapolis, Indiana. From June 1991 to August 1994, Mr. Williams was Vice President-Investments and Treasurer of Shenandoah Life Insurance Company of Roanoke, Virginia.

Brian J. Mosher manages the Kiewit Intermediate-Term Bond Series and the Kiewit Tax-Exempt Series, and co-manages the Kiewit Equity Series. Mr. Mosher is a Vice President of the Manager, a Vice President of the Fund and a Chartered Financial Analyst. From April 1984 to March 1989, he was Vice President and Trust Officer of The Provident Bancorporation of Cincinnati, Ohio.
From March 1989 to December 1994, Mr. Mosher served as Investment Manager of Meridian Mutual Insurance Company in Indianapolis, Indiana.

(d) and (e)	Rodney Square Management Corporation ("Rodney
Square"), Rodney Square North, 1100 North Market, Wilmington,
Delaware, 19890, serves as the Administrator, Accounting Services and Transfer Agent for each of the Series.

Administration and Accounting Services Agreements.	Under
separate Administration Agreements and Accounting Services Agreements, Rodney Square serves, respectively, as Administrator and Accounting Services Agent for the Trust. In these joint capacities, Rodney Square manages and administers all regular day-to-day operations of each of the Trust's various Series subject to the supervision of the Trust's Board of Trustees. Pursuant to its respective agreements with Rodney Square, the Trust has agreed to pay Rodney Square, on behalf of each Trust Series, the Series' proportionate share of a complex-wide annual:
(a) administration services charge of 0.015% of the Trust's aggregate total assets in excess of $125 million; and (b) accounting services charge of 0.015% of the Trust's aggregate total assets in excess of $100 million. All Rodney Square annual asset-based fees are determined on an average daily total asset basis, and are subject to prescribed fixed minimums.

Transfer Agency Agreement. Rodney Square serves as Transfer Agent of the Trust pursuant to a separate Transfer Agency Agreement with the Trust on behalf of each Series.

(f)	The Trust bears all of its own costs and expenses,
including: services of its independent accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under the federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated, and expenses which are not allocable to a particular Series are borne by each Series on the basis of relative net assets.

(g)	Not applicable.

Item 5A.  Management's Discussion of Series Performance

A response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 6.	Capital Stock and Other Securities

(a)	All six Series issue shares of beneficial interest with a
par value of $.01 per share. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares, with equal, non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only (i) for removal of Trustees, (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including
Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of each Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of that Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

(b)	Peter Kiewit Sons', Inc., a Delaware Corporation with
principal offices at 1000 Kiewit Plaza, Omaha, NE 68131, is the direct or indirect parent of shareholders of more than 25% of the voting securities of each Series and therefore may be deemed to control each Series.

(c)	Not applicable.

(d)	Not applicable.

(e)	Shareholder account inquiries may be made by writing or
calling Rodney Square at 1105 North Market Street, Wilmington, DE
 19890 or (800) 2KIEWIT.

(f)	It is not expected that any Series will make cash or
property distributions. Rather, each investor can redeem part or all of its shares in a Series. As explained below in (g), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.

(g)	Each Series of the Trust is intended to be taxable as a
partnership for U.S. federal income tax purposes.

The Series are series of a trust organized under Delaware law. The Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series. An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that a Series borrows money to acquire property or invests in assets that produce UBTI or to the extent a tax-exempt investor borrows money to make an investment in the Series. In addition to U.S. federal income taxes, investors in the Series may also be subject to state and local taxes on their distributive share of a Series' income.

While the Series are not classified as "regulated investment companies" under Subchapter M of the Code, the Series' assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Series for such Series' entire fiscal year.

There are certain other tax issues that will be relevant to only certain of the investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Series. It is intended that contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Series. Also, a Series may be required to withhold taxes on distributions to foreign investors. Foreign investors should contact their own tax advisors for more information with respect to any applicable withholding on distributions from a Series.

Redemptions of shares in a Series may be taxable. In general, a redemption of shares is taxable to the extent such cash or property received by the redeeming investor exceeds such investor's tax basis in its shares.

It is not expected that any Series will make distributions of cash or property. Instead, at the close of each fiscal year investors will be advised of their allocable share of a Series' income, gains, losses deductions and credits for U.S. federal income tax purposes.

In the case of the Kiewit Tax-Exempt Series, it is expected that a sufficient portion of its assets will be invested in municipal bonds and notes so that any investors in the Series which are regulated investment companies will qualify to pay "exempt-interest dividends" to such investor's shareholders assuming substantially all of such investor's assets are invested in such Series.

If a Series of the Trust purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), the investors in Series may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed to investors in the Series and whether or not such investors are subject to tax.

Each Series of the Trust may be subject to foreign withholding taxes on income from certain of their foreign securities.

The Series' taxable year-end will normally be June 30.
Although, as described above, the Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

(h)	Not applicable.  The Series of the Trust may act as master
funds in a master-feeder structure.

Item 7.	Purchase of Securities Being Offered

(a)	The Trust's shares have not been registered under the
Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to: affiliates of the Manager; subsidiaries of the parent company of the Manager; certain joint venture partners of affiliates of the Manager; and other institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.

The Trust distributes its own shares.



In Kind Purchases

If accepted by the Trust, shares of each Series may be purchased in exchange for securities which are eligible for acquisition by such Series as described in this registration statement. Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Valuation of Shares" in Item 7(b), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.

The Trust will not accept securities in exchange for shares of a Series unless: (1) current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Series, the value of any such security (except U.S. Government Securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and (4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(a)(i).) Investors interested in such exchanges should contact the Manager.

(b)	Valuation of Shares

The net asset value per share of each Series is calculated by dividing the total market value of the Series' investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. On each Business Day of the Trust, net asset value is determined as of the close of business of the NYSE, usually 4:00 p.m. Eastern time; except for the Kiewit Money Market Series and the Kiewit Government Money Market Series which are determined at 2:00 p.m., Eastern time. Securities held by the Series which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean between the most recent bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees.

Money market instruments with a maturity of more than 60 days are valued at current market value, as discussed above. Money market instruments with a maturity of 60 days or less are valued at their amortized cost, which the Board of Trustees has determined in good faith constitutes fair value for purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees determine that it does not constitute fair value for such purposes.

The net asset value of the shares of each Series, except the Kiewit Money Market Series and the Kiewit Government Money Market
Series, will fluctuate in relation to its own investment experience. The Kiewit Money Market Series and the Kiewit
Government Money Market Series will attempt to maintain a stable net asset value of $1.00 per share.

The offering price of shares of each Series is the net asset value next determined after the purchase order is received and accepted; no sales charge or reimbursement fee is imposed.

(c)	Not applicable.

(d)	The minimum for an initial investment is $1,000,000.  There
is no minimum for subsequent investments.

(e)	Not applicable.

(f)	Not applicable.

Item 8.	Redemption or Repurchase

(a)	As stated above in response to Item 7(a), "Purchase of
Securities Being Offered," the Trust's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

Redemptions are processed on any day on which the specific Series is open for business and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of any Series to make a particular payment wholly or partly in cash, a Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

For additional information about redemption of Trust shares, see
Items 19(a) and (b) in Part B.

(b)	Not applicable.

(c)	Not applicable.

(d)	Although the redemption payments will ordinarily be made
within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

Item 9.	Pending Legal Proceedings

	None.


Part B:

Item 10.	Cover Page

	Not applicable.

Item 11.	Table of Contents

	Not applicable.

Item 12.	General Information and History

	Not applicable.

Item 13.	Investment Objectives and Policies

(a)-(c)	The information provided in response to these items is
in addition to the information provided in response to Item
4(a)(ii) of Part A.

In addition to the policies stated in response to Item 4(a)(ii) of Part A, each of the Series has adopted certain limitations which may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not: (1) as to 75% of the total assets of a Series, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result more than 5% of the Series' total assets, at market, would be invested in the securities of such issuer, provided that this restriction applies to 100% of the total assets of the Kiewit Money Market Series; (2) borrow, except that a Series may borrow from banks for temporary or emergency purposes or to pay redemptions and then, in no event, in excess of 33% of its net assets and a Series may pledge not more than 33% of such assets to secure such loans; (3) pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (2) above; (4) invest more than 15% of the value of the Series' net assets in illiquid securities which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; (5) invest its assets in securities of any investment company in excess of the limits set forth in the Investment Company Act of 1940 (the "1940 Act") and rules thereunder, except in connection with a merger, acquisition of assets, consolidation or reorganization; (6) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series' total assets would be invested in securities of companies within such industry; (7) engage in the business of underwriting securities issued by others, except that, in connection with the disposition of a security, a Series may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933 (the "1933 Act"); (8) purchase or sell commodities except that each Series may purchase or sell financial futures contracts and options thereon; (9) invest in real estate, including limited partnership interests therein, although they may purchase and sell securities which deal in real estate and securities which are secured by interests in real estate; (10) purchase securities on margin or sell securities short, except that a Series may satisfy margin requirements with respect to futures transactions; and (11) make loans, except that this restriction shall not prohibit (a) the purchase of obligations customarily purchased by institutional investors, (b) the lending of Series securities or (c) entry into repurchase agreements.

For the purposes of (4) above, each Series may invest in commercial paper that is exempt from the registration requirements of the 1933 Act subject to the requirements regarding credit ratings stated in Item 4 of Part A. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 15% limitation on holdings of illiquid securities stated in (4) above. While maintaining oversight, the Board of Trustees has delegated the day-to-day function of making liquidity determinations to Kiewit Investment Management Corp. (the "Manager"). For Rule 144A securities to be considered liquid, there must be at least one dealer making a market in such securities. After purchase, the Board of Trustees and the Manager will continue to monitor the liquidity of Rule 144A securities. There is no limit on the Series' investment in Rule 144A securities that are determined to be liquid.

For the purposes of (6) above, (i) utility companies will be divided according to their services; e.g., gas, gas transmission, electric and gas, electric, water and telephone will each be considered a separate industry; and (ii) the Kiewit Money Market Series may invest more than 25% of the value of its total assets in obligations of U.S. banks, such as certificates of deposits, time deposits and bankers' acceptances. The banks must have total assets exceeding one billion dollars.

Non-Fundamental Limitations - All Series

The following policies are non-fundamental and may be changed by the Board of Trustees, without shareholder approval:

The Series will not: (1) invest for the purpose of exercising control over management of any company; or (2) acquire more than 10% of the voting securities of any issuer.

Non-Fundamental Policies - Kiewit Bond Series

The following policies are non-fundamental and may be changed by the Board of Trustees, without shareholder approval:

The Kiewit Short-Term Government, Kiewit Tax-Exempt and Kiewit Intermediate-Term Bond Series (each referred to herein as a "Kiewit Bond Series") may invest in obligations that permit repayment of the principal amount of the obligation prior to maturity. Variable and floating rate obligations are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity. Standby commitments, which are similar to a put, give a Kiewit Bond Series the option to obligate a broker, dealer or bank to repurchase a security held by a Kiewit Bond Series at a specified price. Tender option bonds are relatively long-term bonds that are coupled with the agreement of a third party (such as a broker, dealer or bank) to grant the holders of such securities the option to tender the securities to the institution at periodic intervals. A Kiewit Bond Series will purchase these types of instruments primarily for the purpose of increasing the liquidity of its portfolio.

New issues of bonds are often issued on a "when-issued" basis, which means that actual payment for the delivery of the securities generally takes place 15 to 45 days after the purchase date. During this period, a Kiewit Bond Series bears the risk that interest rates on debt securities at the time of delivery may be higher or lower than those contracted for on the when-issued securities. To alleviate this risk, each Kiewit Bond Series does not intend to invest more than 5% of its assets in when-issued securities.

A Kiewit Bond Series also may invest up to 5% of its assets in zero coupon bonds or "strips." Zero coupon bonds do not make regular interest payments, rather they are sold at a discount from face value. Principal and accretive discount (representing interest accrued but not paid) are paid at maturity. Strips are debt securities that are stripped of their interest after the securities are issued, but are otherwise comparable to zero coupon bonds. The market values of zero coupon bonds and strips generally fluctuate in response to changes in interest rates to a greater degree than interest paying securities of comparable term and quality. The strips in which a Kiewit Bond Series may invest may or may not be a part of the U.S. Treasury Separately Traded Registered Interest and Principal Securities program. Each Kiewit Bond Series may also purchase inverse floaters, which are instruments whose interest bears an inverse relationship to the interest rate on another security.

Generally, a Kiewit Bond Series' average maturity will tend to be shorter when the Manager expects interest rates to rise and longer when it expects interest rates to decline.

(d)	The Trust is a new registrant, which as the "master" fund in a "master-feeder" structure, expects to receive substantially all the investment assets of the Portfolios of Kiewit Mutual Fund and expects to continue the current investment policies and personnel of Kiewit Investment Management Corp., the investment adviser to Kiewit Mutual Fund. Therefore, the turnover ratios of Kiewit
Mutual Fund during its first two fiscal years are relevant.

The turnover rates for the Kiewit Short-Term Government Portfolio from inception (July 29, 1994 through June 30, 1995) and for the second fiscal year (ending June 30, 1996) were 122.58% and 57.52%, respectively. The turnover rates for the Kiewit Intermediate-Term Bond Portfolio from inception (July 25, 1994 through June 30, 1995) and for the second fiscal year (ending June 30, 1996) were 128.95% and 86.06%, respectively. The turnover rates for the Kiewit Tax-Exempt Portfolio from inception (July 25, 1994 through June 30, 1995) and for the second fiscal year (ending June 30, 1996) were 104.34% and 100.61%, respectively. The primary reason for the larger turnover in the first fiscal year was a result of portfolio changes after Kiewit Investment Management Corp. assumed full investment advisory duties from a sub-adviser. The turnover rates for the Kiewit Equity Portfolio from inception (January 5, 1995 through June 30,
1995) and for the second fiscal year (ending June 30, 1996) were 0% and 16.95%, respectively. The annual turnover rates of each of the Kiewit Short-Term Government, Kiewit Intermediate-Term Bond, and Kiewit Tax-Exempt Series is not expected to exceed 100%
 The annual turnover rate of the Kiewit Equity Series is not expected to exceed 75%. Generally, securities held by the Kiewit Equity Series will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities held by Kiewit Equity Series will be purchased with the expectation that they will be held for longer than one year.

Item 14.	Management of the Registrant

(a) and (b)	Trustees and Officers

The names, addresses and ages of the trustees and officers of the Trust and a brief statement of their present positions and principal occupations during the past five years is set forth below. Trustees who are deemed to be "interested persons" as defined in the 1940 Act are indicated by an asterisk (*).

Richard R. Jaros*
1000 Kiewit Plaza
Omaha, NE  68131-3374

Mr. Jaros, age 44, is a Trustee of the Trust and Kiewit Mutual Fund, a Director of the Manager, Executive Vice President of Peter Kiewit Sons', Inc. ("PKS"), President of Kiewit Diversified Group Inc. ("KDG"), and a Director of PKS, CalEnergy
Company, Inc., C-TEC Corporation and MFS Communications Company, Inc. Mr. Jaros also was Chairman (1993-1994) and President and COO (1992-1993) of CalEnergy Company, Inc. and Vice
President of KDG (1989-1990).

Ann C. McCulloch*
1000 Kiewit Plaza
Omaha, NE  68131-3374

Ms. McCulloch, age 38, is Chairman of the Board of Trustees and President of the Trust and Kiewit Mutual Fund, President of the Manager and Treasurer of PKS. From 1989 to 1993, Ms. McCulloch was Treasurer and Vice President of Central Maine Power in Augusta, ME.

George Lee Butler*
1000 Kiewit Plaza
Omaha, NE  68131-3374

Mr. Butler, age 57, is a Trustee of the Trust and Kiewit Mutual Fund and President of Kiewit Energy Company. From 1991 to March 1994, Mr. Butler was Commander-in-Chief of the U.S. Strategic Command and from 1989 to 1994 was Director, Strategic Plans and Policy, for the U.S. Joint Chiefs of Staff.

Lawrence B. Thomas
7813 Pierce Circle
Omaha, NE  68124

Mr. Thomas, age 60, is a Trustee of the Trust and Kiewit Mutual Fund and Senior Vice-President. He retired in November 1996, after having served as Corporate Risk Officer and Secretary of ConAgra, Inc. (a food company). Mr. Thomas previously served as principal financial officer and Treasurer of ConAgra, Inc.

John J. Quindlen
313 Southwinds
1250 West Southwinds Boulevard
Vero Beach, FL  32963

Mr. Quindlen, age 64, is a Trustee of the Trust, Kiewit Mutual Fund, each investment company in the Rodney Square Funds and Kalmar Pooled Trust, a registered investment company. He retired in November 1993, after having served as the Senior Vice President - Financial and Chief Financial Officer of E.I. du Pont de Nemours and Company, Inc. (diversified chemicals) from 1984 to 1993. He is a director of St. Joe Paper Co.

P. Greggory Williams
1000 Kiewit Plaza
Omaha, NE 68131-3374

Mr. Williams, age 42, is Chief Financial Officer, Vice President and Treasurer of the Trust and Kiewit Mutual Fund and Chief Investment Officer and a Vice President of the Manager. From June 1991 to August 1994, Mr. Williams was Vice President-Investments and Treasurer of Shenandoah Life Insurance Company in Roanoke, Virginia. From December 1986 to November 1990, he was Senior Vice President and Chief Investment Officer of Jefferson National Life Insurance Company in Indianapolis, Indiana.

Kenneth D. Gaskins, Esquire
1000 Kiewit Plaza
Omaha, NE  68131-3344

Mr. Gaskins, age 50, is Secretary of the Trust and Kiewit Mutual
Fund, Vice President and Secretary of the Manager and Corporate
Counsel of PKS.

Brian J. Mosher
1000 Kiewit Plaza
Omaha, NE  68131-3344

Mr. Mosher, age 39, is a Vice President of the Trust and Kiewit Mutual Fund and a Vice President of the Manager. From March 1989 to December 1994, Mr. Mosher served as Investment Manager of Meridian Mutual Insurance Company in Indianapolis, Indiana.


(c)	The fees and expenses of the Trustees who are not
"interested persons" of the Fund ("Independent Trustees"), as defined in the 1940 Act, are paid by the Trust. The following table shows the fees paid to the Independent Trustees by the Kiewit Funds for the fiscal year ended June 30, 1996.


Independent Trustee       Total Compensation    Total Compensation
                           From the Trust       from Fund Complex
John J. Quindlen                	0                  	$12,500
Lawrence B. Thomas              	0                  	$12,500


Item 15.	Control Persons and Principal Holders of Securities

(a)	See Item 6(b).

(b)	As of February 20, 1997, Kiewit Investment Management Corp.
owned beneficially at least 5% of the outstanding shares of the Series.

(c)	As of February 20, 1997, the trustees and officers of the
Trust as a group owned less than one percent of each Series of Registrant's shares of beneficial interest.

Item 16.	Investment Advisory and Other Services

(a)	 (i)	All of the capital stock in the Manager is owned
indirectly by Peter Kiewit Sons, Inc. ("PKS"). PKS is a privately owned construction, mining, and telecommunications company with headquarters in Omaha, Nebraska. PKS was incorporated in 1941 to continue a construction business started in Omaha in 1884.

	(ii)	The affiliations of the Trustees and officers are shown
at Item 14(b) above.

    (iii)	Advisory fees are explained at Item 5(b)(iii) of Part
A.

(b)	The information provided in response to this item is in
addition to the information provided in response to Item 5(b) of Part A.

Each investment management agreement is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust's Board of Trustees or, by a vote of the holders of a majority of the Series' outstanding voting securities, and in either event by a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Manager on 60 days written notice and will automatically terminate in the event of its assignment as defined in the 1940 Act.

(c)	Not applicable.

(d)	Not applicable.

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Wilmington Trust Company, Rodney Square North, 1100 North
Market Street, Wilmington, DE 19890-001, a Delaware-chartered banking institution serves as Custodian of the Trust.

Price Waterhouse LLP, Thirty South 17th Street, Philadelphia,
Pennsylvania 19103, is the Trust's independent accountant.

(i)	Not applicable.

Item 17.	Brokerage Allocation

(a)	Portfolio transactions will be placed with a view to
receiving the best price and execution.

(b)	Not applicable.

(c)	The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Manager monitors the performance of brokers which effect transactions for each Series to determine the effect that the Series' trading has on the market prices of the securities in which they invest.
Transactions may be placed with brokers who provide the Manager with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. Each Series' Advisory Agreement permits the adviser knowingly to pay commissions on such transactions which are greater than another broker might charge if the Manager, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Manager's overall responsibilities to the Trust.

(d)	Not applicable.

(e)	Not applicable.

Item 18.	Capital Stock and Other Securities

(a)	The information provided in response to this item is in
addition to the information provided in response to Item 6(a) in Part A.

The Trust does not intend to hold annual meetings; it may, however, hold a meeting for such purposes as changing fundamental investment limitations, approving a new investment management agreement or any other matters which are required to be acted on by shareholders under the 1940 Act. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the 1940 Act.

(b)	Not applicable.

Item 19.	Purchase, Redemption and Pricing of
	Securities Being Offered

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part
A.

(a) and (b)	The Trust will accept purchase and redemption
orders with respect to a Series on each day that the Series is open for business. Each Series, except the Kiewit Money Market Series and the Kiewit Government Money Market Series, is open each day that the NYSE is open. The NYSE is scheduled to be open Monday through Friday throughout the year except for New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Kiewit Money Market Series and the Kiewit Government Money Market Series are open each day that member banks of the Federal Reserve Board are open. Orders for redemptions and purchases will not be processed if the Trust is closed.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgement of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Series.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "SEC"), (2) during any period when an emergency exists as defined by the rules of the Commission as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the Commission may permit.

The valuation of the Kiewit Money Market and Kiewit Government Money Market Series' portfolio securities (including any securities held in a separate account maintained for when-issued securities) is based upon their amortized costs which does not take into account unrealized capital gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Series would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Series computed as described above may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Series resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Series would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in the Series would receive less investment income.
The converse would apply in a period of rising interest rates.

The Kiewit Money Market and Kiewit Government Money Market Series' use of amortized cost which facilitates the maintenance of the Series's per share net asset value of $1.00 is permitted by a rule adopted by the SEC, pursuant to which the Series must adhere to certain conditions.

The Kiewit Money Market and Kiewit Government Money Market Series each must maintain a dollar-weighted average portfolio maturity of 90 days or less, only purchase instruments having remaining maturities of 397 calendar days or less, and invest only in those U.S. dollar-denominated instruments that the Manager has determined, pursuant to guidelines adopted by the Board of Trustees, present minimal credit risks and which are, as required by the federal securities laws (i) rated in one of the two highest rating categories as determined by nationally recognized statistical rating agencies, (ii) instruments deemed comparable in quality to such rated instruments, or (iii) instruments, the issuers of which, with respect to an outstanding issue of short-term debt that is comparable in priority and protection, have received a rating within the two highest categories of nationally recognized statistical rating agencies. Securities subject to floating or variable interest rates with demand features in compliance with applicable rules of the SEC may have stated maturities in excess of 397 days. The Trustees have established procedures designed to stabilize, to the extent reasonably possible, the Series' price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of the portfolio holdings by the Trustees, at such intervals as they may deem appropriate, to determine whether the Series' net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost.
 The extent of any deviation will be examined by the Trustees.
If such deviation exceeds 1/2 of 1%, the Trustees will promptly consider what action, if any, will be initiated. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, they will take such corrective action as they regard as necessary and appropriate, which may include the sale of portfolio instruments prior to maturity to realize capital gains or loses or to shorten average portfolio maturity, withholding dividends, redemptions of shares in kind, or establishing a net asset value per share by using available market quotations.

(c)	The Trust has filed a notice of election pursuant to Rule
18f-1 under the 1940 Act.  (See Item 8(a) of Part A.)

Item 20.	Tax Status

See Item 6 in Part A.

Item 21.	Underwriters

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

Item 22.	Calculation of Performance Data

The performance of a Series may be quoted in terms of its yield and its total return in advertising and other promotional materials ("performance advertisements"). Performance data quoted represents past performance and is not intended to indicate future performance. The investment return of an investment in the Series and the principal value of an investment in any Series except the Money Market Series and the Government Money Market Series will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost.
 Performance of the Series will vary based on changes in market conditions and the level of each Series' expenses. These performance figures are calculated in the following manner:

A.	Yield is the net annualized yield for a specified 7 calendar days calculated at simple interest rates. From time to time, the Money Market Series and the Government Money Market Series may advertise their yields. Yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return. The yield is annualized by multiplying the base period return by 365/7. The yield figure is stated to the nearest hundredth of one percent.

B.	Effective Yield is the net annualized yield for a specified
7 calendar days assuming reinvestment of income or compounding. From time to time the Money Market Series and the Government
Money Market Series may advertise their effective yields.
Effective yield is calculated by the same method as yield except the yield figure is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

	Effective Yield = [(Base Period Return + 1) 365/7] - 1.

C.	Tax-Equivalent Yield is the rate an investor would have to
earn from a fully taxable investment after taxes to equal a Series' tax-exempt yield. From time to time, the Tax-Exempt Series may advertise its tax-equivalent yield. Tax-equivalent yield is computed by: (i) dividing that portion of a Series' yield which is tax-exempt by one minus a stated income tax rate; and (ii) adding the product of that portion, if any, of the Series' yield that is not tax-exempt. For purposes of this formula, tax-exempt yield is a yield which is exempt from federal income tax.

The following table, which is based upon federal income tax rates in effect on the date of this Statement of Additional
Information, illustrates the yields that would have to be achieved on taxable investments to produce a range of hypothetical tax-equivalent yields:

                              	Tax-Equivalent Yield Table
Federal Marginal
Income Tax Bracket

                      Tax-Equivalent Yields Based on Tax-Exempt Yields of:
                   4%   5%    6%      7%      8%     9%    10%      11%
28%               5.6  6.9   8.3     9.7    11.1   12.5   13.9     15.3
31%               5.8  7.2   8.7    10.1    11.6   13.0   14.5     15.9
36%               6.3  7.8   9.4    10.9    12.5   14.1   15.6     17.2
39.6%             6.6  8.3   9.9    11.6    13.2   14.9   16.6     18.2

D.	Yield of the Short-Term Government Series, Intermediate-Term
Bond Series, and the Tax-Exempt Series is calculated by dividing the Series' investment income for a 30-day period, net of expenses, by the average number of shares entitled to receive dividends during that period according to the following formula:

	YIELD = 2[((a-b)/cd + 1)6-1]

Where:
a = distributions and interest earned during the period;
b = expenses accrued for the period (net of reimbursements);
c = the average daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The result is expressed as an annualized percentage (assuming semiannual compounding) of the maximum offering price per share at the end of the period.

Except as noted below, in determining interest earned during the period (variable "a" in the above formula), the interest earned on each debt instrument held by a Series during the period is calculated by: (i) computing the instrument's yield to maturity, based on the value of the instrument (including actual accrued interest) as of the last business day of the period or, if the instrument was purchased during the period, the purchase price plus accrued interest; (ii) dividing the yield to maturity by 360; and (iii) multiplying the resulting quotient by the value of the instrument (including actual accrued interest). Once interest earned is calculated in this fashion for each debt instrument held by the Series, interest earned during the period is then determined by totaling the interest earned on all debt instruments held by the Series.

For purposes of these calculations, the maturity of a debt instrument with one or more call provisions is assumed to be the next date on which the instrument reasonably can be expected to be called or, if none, the maturity date. In general, interest income is reduced with respect to debt instruments trading at a premium over their par value by subtracting a portion of the premium from income on a daily basis, and increased with respect to debt instruments trading at a discount by adding a portion of the discount to daily income.

Since yield accounting methods differ from the accounting methods used to calculate net investment income for other purposes, a Series' yield may not equal the income distributions actually paid to investors or the net investment income reported with respect to the Series in the Trust's financial statements.

Yield information may be useful in reviewing a Series' performance and in providing a basis for comparison with other investment alternatives. Nevertheless, the Series' yields fluctuate, unlike investments that pay a fixed interest rate over a stated period of time. Investors should recognize that in periods of declining interest rates, the Series' yields will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Series' yields will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to the Series from the continuous sale of their shares will likely be invested in instruments producing lower yields than the balance of the Series' holdings, thereby reducing the current yields of the Series. In periods of rising interest rates, the opposite can be expected to occur.

E.	Average Annual Total Return is the average annual compound
rate of return for the periods of one year, five years, ten years and the life of a Series, where quotations reflect changes in the price of a Series' shares, if any, and assume that all income and capital gains distributions, if any, during the respective periods were reinvested in Series shares. Each Series may advertise its average annual total return from time to time. Average annual total return is calculated by finding the average annual compound rates of return of a hypothetical investment over such periods, according to the following formula (average annual total return is then expressed as a percentage):
	T=(ERV/P)1/n - 1

		Where: 	P	=	a hypothetical initial investment
of $1,000
				T	=	average annual total return
				n	=	number of years
				ERV	=	ending redeemable value:  ERV is
the value, at the end of the
applicable period, of a
hypothetical $1,000 investment made
at the beginning of the applicable
period.

F.	Cumulative Total Return is the cumulative rate of return on
a hypothetical initial investment of $1,000 for a specified period. Cumulative total return quotations reflect the change in the price of a Series shares, if any, and assume that all income and capital gains distributions, if any, during the period were reinvested in Series shares. Cumulative total return is calculated by finding the cumulative rates of return of a hypothetical investment over such periods, according to the following formula (cumulative total return is then expressed as a percentage):

	C = (ERV/P) - 1

		Where:	C	=	Cumulative Total Return
				P	=	a hypothetical initial investment
of $1,000
				ERV	=	ending redeemable value:  ERV is
the value, at the end of the
applicable period, of a
hypothetical $1,000 investment made
at the beginning of the applicable
period.


Item 23.	Financial Statements

Not applicable.

KIEWIT INSTITUTIONAL Series

FORM N-1A

PART C:  OTHER INFORMATION

Item 24.		Financial Statements and Exhibits.

	(a)		Financial Statements filed in Part B - Not
applicable

	(b)		Exhibits:

			The following exhibits are attached hereto, except as otherwise noted:

			(1)	(i)  Agreement and Declaration of Trust

				(ii) Certificate of Trust

			(2)	By-Laws

			(3)	None

			(4)	Not applicable

			(5)	(i)	Investment Management Agreement re
Kiewit Money Market Series

				(ii)	Investment Management Agreement re
Kiewit Short-Term Government Series

			    (iii)	Investment Management Agreement re
Kiewit Intermediate-Term Bond Series

			    (iv)	Investment Management Agreement re
Kiewit Tax-Exempt Series

			     (v)	Investment Management Agreement re
Kiewit Equity Series

			    (vi)	Investment Management Agreement re
Kiewit Government Money Market Series

			(6)	None

			(7)	None

			(8)	Custody Agreement with Wilmington Trust
Company

			(9)	(i)	Form of Transfer Agency Agreement with
Rodney Square Management Corporation

				(ii)	Form of Accounting Services Agreement
with Rodney Square Management
Corporation

			    (iii)	Form of Administration Agreement with
Rodney Square Management Corporation

			(10)		Not applicable

			(11)		Not applicable

			(12)		Not applicable

			(13)		Subscription Agreement

			(14)		Not applicable

			(15)		Not applicable

			(16)		Not applicable

			(17)		Not applicable

			(18)		Not applicable


Item 25.		Persons Controlled by or under Common Control with
Registrant.

None.


Item 26.		Number of Holders of Securities.

								Number of Record Holders
	Title of Class					as of February 20, 1997

	Shares of Beneficial Interest,
	Par Value $0.01

	Kiewit Money Market Series					1

	Kiewit Short-Term Government Series			1

	Kiewit Intermediate-Term
	Bond Series								1

	Kiewit Tax-Exempt Series						1

	Kiewit Equity Series						1

	Kiewit Government Money Market Series			1


Item 27.		Indemnification.

Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust (Exhibit 24(b)(1)(i)) and to Article X of the Registrant's By-Laws (Exhibit 24(b)(2)), which are incorporated herein by reference. Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

	"Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."


Item 28.		Business and Other Connections of Investment
Adviser.

Kiewit Investment Management Corp. (the "Manager") is a Delaware corporation organized in 1994. Under Investment Management Agreements with respect to each Series, dated February 19, 1997, the Manager, subject to the supervision of the Board of Trustees, provides investment management services to each Series. Kiewit Diversified Holdings Inc. ("KDH") owns 60% and Kiewit Construction Company ("KCC") owns 40% of the stock of the Manager. Both KDH and KCC are 100% owned indirectly by Peter Kiewit Sons', Inc.

The business, profession, vocation or employment of a substantial nature in which each director and officer of the Manager and Rodney Square is or has been, during the past two fiscal years, engaged for his own account in the capacity of director, officer, employee, partner or trustee is set forth below.

Kiewit Investment Management Corp.

Richard R. Jaros is a Director of the Manager and a Trustee of the Trust and Kiewit Mutual Fund. Mr. Jaros is also Executive
Vice President and a Director of Peter Kiewit Sons', Inc. ("PKS") and President of Kiewit Diversified Group Inc.

Walter Scott, Jr. is a Director of the Manager. Mr. Scott is also Chairman and President of PKS.

Kenneth E. Stinson is a Director of the Manager. Mr. Stinson is also Executive Vice President of PKS and Chairman and President of Kiewit Construction Group Inc.

Ann C. McCulloch is President of the Manager. Ms. McCulloch is also President and the Chairman of the Trust and Kiewit Mutual
Fund and Vice President and Treasurer of PKS.

P. Greggory Williams is Vice President and Chief Investment
Officer of the Manager.

Kenneth Gaskins, Esquire is a Vice President and Secretary of the
Manager.  Mr. Gaskins is also Corporate Counsel of PKS.

Brian J. Mosher is a Vice President of the Manager.  From March
1989 to December 1994, Mr. Mosher served as Investment Manager of
Meridian Mutual Insurance Company in Indianapolis, Indiana.


Item 29.		Principal Underwriters

Not applicable


Item 30.		Locations of Accounts and Records.

All accounts and records are maintained by the Registrant, or on its behalf by the Trust's administrator, transfer agent, dividend paying agent and accounting services agent, Rodney Square
Management Corporation, at Rodney Square North, 1100 North Market
Street, Wilmington, DE 19890.


Item 31.		Management Services.

There are no management-related service contracts not discussed in Part A or Part B.


Item 32.		Undertaking.

The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.


SIGNATURE


		Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, the State of Nebraska, on the 27th day of February, 1997.


					KIEWIT INVESTMENT TRUST



					By:/s/ Ann C. McCulloch
						Ann C. McCulloch
						President